Exhibit 10.1

THIRD AMENDMENT

TO

ADVISORY MANAGEMENT AGREEMENT

This THIRD AMENDMENT TO THE FIFTH AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT (the “Amendment”) is made and entered into as of this 20th day of February, 2012 by and between BEHRINGER HARVARD REIT I, INC., a Maryland corporation (the “Company”), and BEHRINGER ADVISORS, LLC, a Texas limited liability company (the “Advisor”).

WHEREAS, the Company and the Advisor previously entered into that certain Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, as amended by the First Amendment dated June 25, 2008 and the Second Amendment dated May 14, 2009 (the “Agreement”); and

WHEREAS, the Company and the Advisor desire to amend the Agreement to delete the Subordinated Disposition Fee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

1.             Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.

2.             Deletion of Section 3.01(c) and Related Definition.  Section 3.01(c) of the Agreement and the definition of “Subordinated Disposition Fee” in Article I are hereby deleted in their entirety.

3.             Continuing Effect.  Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.

4.             Counterparts.  The parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

BEHRINGER HARVARD REIT I, INC.

By:	/s/ Scott W. Fordham
Scott W. Fordham
Chief Operating and Financial Officer

BEHRINGER ADVISORS, LLC

By:	Harvard Property Trust, LLC,
its Manager

	By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer